UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024 (June 27, 2024)

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Business Park, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Financing and Securities Purchase Agreement

On June 27, 2024, Trio Petroleum Corp., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “SPA”) with the two institutional investors (the “Investors”). Pursuant to the terms and conditions of the SPA, each Investor provided financing of $360,000 to the Company (net of a 10% original issuance discount as described below) in the form of the Notes (as defined below) for an aggregate gross proceeds in the amount of $720,000 (the “Financing”).

In consideration of the Investors’ funding under the SPA, on June 27, 2024, the Company issued and sold to each Investor: (A) a Senior Secured 10% Original Issue Discount Convertible Promissory Note in the aggregate principal amount of $400,000 (the “Notes”) and (B) a warrant to purchase 744,602 shares (the “Warrant Shares”) of the company’s common stock, par value $0.0001 per share (the “Common Stock”), at an initial exercise price of $0.39525 per share of Common Stock, subject to certain adjustments (the “Warrants”).

The Notes are initially convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.39525 per share, subject to certain adjustments (the “Conversion Price”), provided that the Conversion Price shall not be reduced below $0.12 (the “Floor Price”), and provided further that, subject to the applicable rules of the NYSE American, the Company may lower the Floor Price at any time upon written notice to the Investors. The Notes do not bear any interest, except in the case of an Event of Default (as such term is defined in the Notes), and the Notes mature on June 27, 2025. Upon the occurrence of any Event of Default, interest shall accrue on the Notes at a rate equal to 10% per annum or, if less, the highest amount permitted by law.

Pursuant to the provisions of the SPA, for a period beginning on June 27, 2024 and terminating 18 months of the anniversary of the SPA, the Company provided the Investors with the right to participate in future financings in an amount up to 100% of any debt financing and up to 45% of any other type of financing. Each Investor shall be afforded the right to participate in future financing based upon such Investor’s pro rata portion of the aggregate original principal amount of such Investor’s Note purchased under the SPA. Further, the Company is prohibited from entering into any “variable rate transactions” for until such time no Investor holds any of the Notes, provided, however, that the Company is permitted (i) to enter into At-the-Market offerings with a nationally recognized broker-dealer or to (ii) enter into a variable rate transaction with either of the Investors.

Commencing on the 90th day following the original issue date of the Notes, the Company is required to pay to the Investors the outstanding principal balance under the Notes in monthly installments, on such date and each one (1) month anniversary thereof, in an amount equal to 103% of the total principal amount under the Notes multiplied by the quotient determined by dividing one by the number of months remaining until the maturity date of the Notes, until the outstanding principal amount under the Notes has been paid in full or, if earlier, upon acceleration, conversion or redemption of the Notes in accordance with its terms. All monthly payments are payable by the Company in cash, provided that under certain circumstances, as provided in the Notes, the Company may elect to pay in shares of Common Stock.

The Company may repay all or any portion of the outstanding principal amount of the Notes, subject to a 5% pre-payment premium; provided that (i) the Equity Conditions (as such term is defined in the Notes) are then met, (ii) the closing price of the Common Stock on the trading day prior to the date that a prepayment notice is provided by the Company is not below the then Conversion Price, and (iii) a Resale Registration Statement (as defined below) registering Conversion Shares and Warrant Shares has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”). If the Company elects to prepay the Notes, the Investors have the right to convert all of the principal amount of the Notes at the applicable Conversion Price into Conversion Shares.

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Further, if the Company directly or indirectly receives proceeds from and closes any kind of financing including through the issuance of any equity or debt securities, generating, in a single transaction or a series of related transactions, gross proceeds of not less than $1,000,000 (a “Qualified Financing”), the Investors may request a prepayment of all or any portion of the principal amount of the Notes and any accrued and unpaid interest thereon (if any) from the proceeds received by the Company. Notwithstanding the foregoing, if all or a portion of the proceeds of any Qualified Financing closed after the issue date of the Notes and prior to the closing of a public offering of the Company’s securities are to be used to fund the $1,775,000 payable by the Company for the previously disclosed Lafayette Energy/Heavy Sweet Oil option to obtain an additional 17.75% working interest in the Utah Asphalt Ridge project, then only net proceeds in excess of the $1,775,000 payable for such option may be applied to any prepayment of the Notes.

Within 15 days after receipt of a written notice from the Company of a Change of Control (as such term is defined in the Notes), the Investors may require the Company to prepay the Notes, in an amount equal to 120% of the sum of (i) the then outstanding principal balance of the Notes and (ii) and any accrued and unpaid interest thereon (if any).

Each of the Notes and the Warrants contain beneficial ownership limitations providing that the Investors will not have the right to convert any portion of the Note or exercise any portion of the Warrant, as applicable, if, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Securities of 1934, as amended, would beneficially own in excess of 4.99% or 9.99%, as applicable to each Investor, of the number of shares of the outstanding Common Stock immediately after giving effect to such conversion or exercise.

The SPA also contains customary representations and warranties of the Company and the Investors, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The Company intends to use the net proceeds raised in the Financing for working capital and general corporate purposes.

Registration Rights Agreement

In connection with the SPA, on June 27, 2024, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Registrable Securities (as defined therein, but inclusive of the Conversion Shares and the Warrant Shares) held or receivable by the Investors, subject to certain conditions, are entitled to registration under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Rights Agreement, the Company is required to, within 30 days after the closing date of the Financing, file with the Commission (at the Company’s sole cost and expense) a registration statement to register the Registrable Securities (a “Resale Registration Statement”) and to cause such Resale Registration Statement to be effective within 60 days after the applicable filing date, such Resale Registration Statement to cover the resale by the Investors of the Registrable Securities.

Voting Agreement

In connection with the SPA and in the event the transactions contemplated under the SPA would require to comply with the applicable NYSE/NYSE American Rules requiring stockholder approval for the Company’s issuance of shares of Common Stock in excess of 20% of the number of shares of Common Stock outstanding on the date thereof, the Company undertakes to enter into voting agreements (collectively, the “Voting Agreements”) with certain Company stockholders, directors and officers. Pursuant to the form of the Voting Agreement, each stockholder party thereto will agree to vote its shares of Common Stock to approve the issuance of the securities under the SPA. Each Voting Agreement will terminate upon the sufficient stockholder vote required to approve the stockholder proposals in connection with respect to the transactions contemplated in the SPA (the “Voting Agreement Expiration Date”), if applicable.

Unter the terms of the Voting Agreements, the applicable Company stockholders undertake, subject to certain exceptions, until the Voting Agreement Expiration Date, not to directly or indirectly (i) offer for sale, sell, pledge or otherwise dispose of any shares of Common Stock owned or later acquired by such stockholder; (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such share of Common Stock; (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any securities of the Company; or (iv) publicly disclose the intention to do any of the foregoing.

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Security Agreement

To secure the obligations of the Company to repay the Notes, the Company has granted to the Investors a senior security interest in and to all of the Company’s assets and properties, subject to certain exceptions, as set forth in that certain Security Agreement, dated June 27, 2024, between the Company and the Investors (the “Security Agreement”).

Placement Agent Fee

As previously disclosed on the Company’s Current Report on Form 8-K, filed with the Commission on October 24, 2023, the Company is party to a placement agent agreement (the “Placement Agent Agreement”) with Spartan Capital Securities LLC (“Spartan”), pursuant to which Spartan served as the placement agent in connection with the closing of a private placement financing. Spartan served as the placement agent for one Investor who invested in the Financing. As a result of the “fee tail” provision in the Placement Agent Agreement, at the closing of the Financing, the Company paid Spartan a cash fee of 7.5% of the gross proceeds from the sale of the Note and Warrant to the applicable Investor, in an amount equal to $27,000, and a non-accountable expense allowance of $1,800.

The foregoing descriptions of the SPA, the Notes, the Warrants, the Security Agreement, the Registration Rights Agreement, and the Voting Agreement are not complete and are subject to and qualified in their entirety by reference to the full text of the forms of such documents, which are filed as Exhibits hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of the Investors in the SPA, the offering and sale of the Notes and the Warrants was made in a private placement transaction exempt for registration in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws.

None of the securities have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities & Exchange Commission or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit
4.1	Senior Secured 10% Original Issue Discount Convertible Promissory Note
4.2	Common Stock Purchase Warrant
10.1	Securities Purchase Agreement, dated as of June 27, 2024, by and between the Company and the Investor signatory thereto
10.2	Security Agreement, dated as of June 27, 2024, by and between the Company and the Secured Party signatory thereto
10.3	Registration Rights Agreement, dated June 27, 2024, by and between the Investors and Trio Petroleum Corp.
10.4	Form of Voting Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: June 28, 2024	By:	/s/ Michael L. Peterson
	Name:	Michael L. Peterson
	Title:	Chief Executive Officer

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